EXHIBIT 23.3




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants for Knipp Brothers Industries, LLC, KBI Distribution, LLC, and KB Industries Limited Partnership, we hereby consent to the inclusion of our report dated February 2, 2001, included in Building Materials Holding Corporation's Form 10-K for the year ended December 31, 2000.


/s/  Secore & Niedzialek, P.C.


Phoenix, Arizona
March 30, 2001